SPICY PICKLE FRANCHISING, INC.

BYLAWS

ARTICLE I—OFFICES

Section 1. Registered Office. Spicy Pickle Franchising, Inc. (the "Corporation") shall have and maintain at all time (a) a registered office in the State of Colorado, which office shall be located at 90 Madison Street, Suite 700, in the City of Denver, in the County of Denver, Colorado 80206.

Section 2. Other Offices. The principal office of the Corporation may be located within or without the State of Colorado, as designated by the Board of Directors of the Corporation (the "Board of Directors"). The Corporation may have other offices and places of business at such places within or without the State of Colorado as shall be determined by the directors or as may be required by the business of the Corporation.

ARTICLE II—SHAREHOLDERS

Section 1. Annual Meeting. Annual meetings of the shareholders, for the purpose of election of directors to succeed those whose terms expire and for such other business as may properly come before it, shall be held at such place, either within or without the State of Colorado (including by remote communication as authorized by Title 7 Section 107-108), on such date and at such time as the Board of Directors shall designate from time to time, as set forth in the notice of the meeting delivered or mailed to shareholders. Except as otherwise required by law, general meetings of the shareholders can only be called pursuant to a resolution adopted by the affirmative vote of a majority of the total number of directors then in office or by the Chairman of the Board.

Section 2. Special Meetings. Subject to the rights of the holders of the preferred stock, par value $0.001 per share, of the Corporation (the "Preferred Stock"), special meetings of the shareholders, for any purpose or purposes prescribed in the notice of the meeting, may be called only by the Board of Directors pursuant to a resolution adopted by the affirmative vote of a majority of the total number of directors then in office or by the Chairman of the Board, and shall be held at such place, either within or without the State of Colorado, on such date and at such time as they or he or she shall designate, as set forth in the notice of the meeting.

Section 3. Notice of Meetings. Except as otherwise provided by law or the Articles of Incorporation of the Corporation (the "Articles of Incorporation"), written notice of the place, date, time and purpose of all meetings of the shareholders shall be given, not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each shareholder entitled to vote at such meeting.

When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date of the original meeting, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Notice of the time, place and purpose of any meeting of shareholders may be waived in writing, either before or after such meeting, and to the extent permitted by law, shall be waived by any shareholder by his or her attendance thereat, in person or by proxy. Any shareholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

Section 4. Quorum. At any meeting of the shareholders, the holders of a majority in voting power of the outstanding shares of capital stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law, the Articles of Incorporation or these Bylaws. Where a separate vote by a class or classes is required, a majority in voting power of the shares of such class or classes present in person or by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter.

If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority in voting power of the outstanding shares of capital stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time, without notice other than as specified in Section 3 of this Article.

Section 5. Organization. Such person as the Chairman of the Board may have designated or, in the absence of such a person, such person as the Board of Directors may have designated or, in his or her absence, the Chief Executive Officer, or in his or her absence, such person as may be chosen by the holders of a majority of the voting power of the outstanding shares of capital stock entitled to vote who are present, in person or by proxy, shall call to order any meeting of the shareholders and act as chairman of the meeting. In the absence of the Secretary, the secretary of the meeting shall be such person as the chairman of the meeting appoints.

Section 6. Conduct of Business. The chairman of any meeting of shareholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seems to him or her in order. The date and time of the opening and closing of the polls for each matter upon which the shareholders will vote at the meeting shall be announced at the meeting.

Section 7. Proxies and Voting. At any meeting of the shareholders, every shareholder entitled to vote in accordance with the terms of the Articles of Incorporation may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile, telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

All voting, except as provided in the Articles of Incorporation or where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefore by a shareholder entitled to vote or by his or her proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the shareholder or proxy voting and such other information as may be required under the procedure established for the meeting.

In advance of any meeting of shareholders, the Board of Directors shall appoint one or more inspectors to act at the meeting and make a written report thereof and may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of shareholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability and may perform such other duties not inconsistent herewith as may be requested by the Corporation.

Except as otherwise required by law, the Articles of Incorporation or these Bylaws, the affirmative vote of the holders of not less than a majority of the voting power of the outstanding shares of capital stock cast at the meeting of the holders present in person or by proxy and entitled to vote on the subject matter shall be the act of the shareholders.

Section 8. Action by Shareholders Without a Meeting. Any action required or permitted by the Colorado Business Corporation Act to be taken at a shareholders’ meeting may be taken without a meeting if the number of shareholders required to approve such action by vote consent to such action in writing. No action taken pursuant to this Section shall be effective unless the Corporation has received writings that describe and consent to the action, signed by all of the shareholders entitled to vote thereon. Action taken pursuant to this Section shall be effective as of the date the Corporation receives the last writing necessary to effect the action unless all of the writings necessary to effect the action states another date as the effective date of the action, in which case such stated date shall be the effective date of the action. Any shareholder who has signed a writing describing and consenting to action taken pursuant to this Section may revoke such consent by a writing signed and dated by the shareholder describing the action and stating that the shareholder’s prior written consent thereto is revoked, if such writing is received by the Corporation prior to the effectiveness of the action. If not otherwise fixed, the record date for determining shareholders entitled to take action pursuant to this Section is the date the Corporation first receives a writing upon which the action is taken pursuant to this Section. Action taken under this Section has the same effect as action taken at a meeting of shareholders and may be described as such in any document.

Section 9. Notice of Shareholder Business and Nominations.

(a)(i)  To be properly brought before an annual meeting or special meeting, nominations of persons for election to the Board of Directors or other business must be (A) specified in the notice of meeting given by or at the direction of the Board of Directors; (B) otherwise properly brought before the meeting by or at the direction of the Board of Directors; or (C) otherwise properly brought before the meeting by a shareholder.

(ii)   For business to be properly brought before an annual meeting by a shareholder (A) the shareholder must have given timely notice thereof in writing to the Secretary; (B) the subject matter thereof must be a matter which is a proper subject matter for shareholder action at such meeting; and (C) the shareholder must be a shareholder of record of the Corporation at the time the notice required by this Section is delivered to the Corporation and must be entitled to vote at the meeting.

(iii)  Except as otherwise provided in the Articles of Incorporation, to be considered timely notice, a shareholder's notice must be received by the Secretary at the principal executive offices of the Corporation not less than 120 calendar days before the date of the Corporation's proxy statement released to shareholders in connection with the previous year's annual meeting of shareholders. If no annual meeting was held in the previous year, or if the date of the applicable annual meeting has been changed by more than 30 days from the date of the previous year's annual meeting, then a shareholder's notice, in order to be considered timely, must be received by the Secretary not later than the later of the close of business on the 90th day prior to such annual meeting or the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of such date was made.

Such shareholder's notice shall set forth:

(A)  as to each person whom the shareholder proposes to nominate for election as a director, (1) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case in accordance with Regulation 14A under the Securities Exchange Act of 1934 (the "Exchange Act") and such other information as may be required by the Corporation pursuant to any policy of the Corporation governing the selection of directors; and (2) such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected;

(B)  as to any business the shareholder proposes to bring before the meeting, (1) a brief description of such business; (2) the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Bylaws, the language of the proposed amendment); (3) the reasons for conducting such business at the meeting; and (4) any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal or nomination is made; and

(C)  as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the proposal or nomination is made, (1) the name and address of such shareholder, as they appear on the Corporation's books, and of such beneficial owner; (2) the class and number of shares of the Corporation that are owned beneficially and held of record by such shareholder and such beneficial owner; (3) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination; and (4) a representation whether the shareholder or the beneficial owner, if any, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding shares of capital stock required to approve or adopt the proposal or elect the nominee; and/or (y) otherwise to solicit proxies from shareholders in support of such proposal or nomination.

The foregoing notice requirements shall be deemed satisfied by a shareholder if the shareholder has notified the Corporation of his or her intention to present a proposal or nomination at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such shareholder's proposal or nomination has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation. In addition, a shareholder seeking to bring an item of business before the annual meeting shall promptly provide any other information reasonably requested by the Corporation.

(iv)  Notwithstanding anything in paragraph (a)(iii) to the contrary, in the event that the number of directors to be elected to the Board of Directors at an annual meeting is increased and there is no public announcement by the Corporation naming the nominees for the additional directorships at least 100 days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by this Section shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

(b)   Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation's notice of meeting (i) by or at the direction of the Board of Directors; or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any shareholder of the Corporation who is a shareholder of record at the time the notice provided for in this Section is delivered to the Secretary, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section.

Notwithstanding the foregoing provisions of this Section, a shareholder who seeks to have any proposal included in the Corporation's proxy materials must provide notice as required by and otherwise comply with the applicable requirements of the rules and regulations under the Exchange Act. Nothing in this Section shall be deemed to affect any rights (a) of shareholders to request inclusion of proposals or nominations in the Corporation's proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act; or (b) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Articles of Incorporation.

The chairman of an annual meeting shall determine all matters relating to the conduct of the meeting, including, but not limited to, determining whether any nomination or item of business has been properly brought before the meeting in accordance with these Bylaws (including whether the shareholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such shareholder's nominee or proposal in compliance with such shareholder's representation as required by clause (A)(iii)(C)(4) of this Section), and if the chairman should so determine and declare that any nomination or item of business has not been properly brought before an annual or special meeting, then such business shall not be transacted at such meeting and such nomination shall be disregarded.

Notwithstanding the foregoing provisions of this Section, if the shareholder (or a qualified representative of the shareholder) does not appear at the annual or special meeting of shareholders of the Corporation to present a nomination or item of business, such proposed business shall not be transacted and such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

Section 10. Opening of Polls. The date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of shareholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of shareholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting.

Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding person of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to shareholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants.

The presiding person at any meeting of shareholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.

ARTICLE III—BOARD OF DIRECTORS

Section 1. Powers. The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by law or otherwise directed or required to be exercised or done by the shareholders.

Section 2. Number and Election. Subject to the rights of holders of Preferred Stock, the number of directors shall be such number as is from time to time determined in the manner provided in the Articles of Incorporation. The election of directors shall be conducted in the manner provided in the Articles of Incorporation and each director so elected shall hold office as provided in the Articles of Incorporation.

 Section 3. Resignation. Any director may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chairman of the Board or the Chief Executive Officer. The acceptance of a resignation shall not be necessary to make it effective.

Section 4. Vacancies. Any vacancy on the Board of Directors, howsoever resulting, may only be filled in the manner provided in and to the extent permitted under the Articles of Incorporation.

Section 5. Removals. Subject to any rights of the holders of Preferred Stock, any director, or the entire Board, may be removed from office in the manner provided in and to the extent permitted under the Articles of Incorporation.

Section 6. Annual Meeting. The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of shareholders, on the same day and at the same place where such annual meeting shall be held. Notice of such meeting need not be given. In the event such annual meeting is not so held, the annual meeting of the Board of Directors may be held at such other time or place (within or without the State of Colorado) as provided in Section 8 of this Article.

Section 7. Regular Meetings. Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

Section 8. Special Meetings. Special meetings of the Board of Directors may be called by one-third of the directors then in office (rounded up to the nearest whole number) or by the Chairman of the Board and shall be held at such place, on such date, and at such time as they or he or she shall fix. Notice of the place, date, and time of each such special meeting shall be given each director by whom it is not waived by mailing written notice not less than 24 hours before the meeting or such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances. Notice of any such meeting need not be given to any director who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting, except when such director attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 9. Quorum. At any meeting of the Board of Directors, a majority of the total number of directors then in office shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date or time, without further notice or waiver thereof.

Section 10. Participation in Meetings By Conference Telephone. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, members of the Board of Directors, or of any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

Section 11. Conduct of Business. At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board may from time to time determine, and all matters shall be determined by the vote of a majority of the total number of directors then in office present at such meeting, except as otherwise provided in the Articles of Incorporation or these Bylaws or as required by law.

Section 12. Action by Directors Without Meeting. Any action required or permitted by law to be taken at a Board of Directors’ meeting may be taken by the Board of Directors without a meeting if all members of the Board of Directors consent to such action in writing. Action shall be deemed to have been so taken by the Board of Directors at the time the last director signs a writing describing the action taken, unless, before such time, any director has revoked his or her consent by a writing signed by the director and received by the Secretary or any other person authorized by the Bylaws or the Board of Directors to receive such revocation. Such action shall be effective at the time and date it is so taken unless the directors establish a different effective time or date. Such action has the same effect as action taken at a meeting of directors and may be described as such in any document.

Section 13. Compensation of Directors. Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the Board of Directors.

ARTICLE IV—COMMITTEES

Section 1. Committees of the Board of Directors. The Board of Directors shall appoint from among its members an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each composed of at least two directors or such higher number of directors as may be required by law or the standards of any stock exchange on which shares of the Corporation are listed, with such lawfully delegable powers and duties as it thereby confers or that are required by law or such standards of any stock exchange on which shares of the Corporation are listed.

The Board of Directors may from time to time designate other committees of the Board, each composed of one or more directors, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board.

In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

Any such committee, to the extent provided in the resolution of the Board of Directors or these Bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but (a) unless the resolution, the Articles of Incorporation or these Bylaws expressly so provide, no such committee shall have the power or authority to declare a dividend, authorize the issuance of stock, to adopt a certificate of ownership and merger pursuant to Title 7 Section 111-103 of the Colorado Statutes or to recommend to the shareholders either the sale, lease or exchange of all or substantially all of the Corporation's property and assets or a dissolution of the Corporation (or the revocation of a dissolution); and (b) no such committee shall have the power or authority of the Board of Directors in reference to adopting, amending or repealing any provision of the Articles of Incorporation or these Bylaws or approving or adopting, or recommending to the shareholders, any action or matter expressly required by the Colorado Statutes to be submitted to stockholders for approval other than those identified in (a) above.

 Section 2. Term. The Board, subject to the requirements specifically set forth in this Section, may at any time change, increase or decrease the number of members of a committee or terminate the existence of a committee. The membership of a committee member shall terminate on the date of his death or resignation, but the Board may at any time for any reason remove any individual committee member and the Board may, subject to the requirements specifically set forth in this Section, fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee. The Board of Directors may, subject to the requirements specifically set forth in this Section, designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may, subject to the requirements specifically set forth in this Section, unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Section 3. Conduct of Business. Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; a majority of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

ARTICLE V—OFFICERS

Section 1. Generally. The officers of the Corporation shall consist of a Chief Executive Officer, a President, a Chief Operating Officer, a Chief Financial Officer, a Secretary, a Treasurer, one or more Vice Presidents and such other officers as may from time to time be appointed by the Board of Directors. Officers shall be elected by the Board of Directors, which shall consider that subject at its first meeting after every annual meeting of shareholders. In addition, the Board of Directors may elect a Chairman of the Board and one or more Vice Chairmen from among its members. None of the officers of the Corporation need be directors. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any number of offices may be held by the same person.

Section 2. Chairman of the Board. The Chairman of the Board, or in the absence of the Chairman of the Board, a Vice Chairman, if any, or the President, if any, shall preside as chairman at meetings of the shareholders and the Board of Directors. The Chairman of the Board shall, in addition, have such other duties as the Board may prescribe that he or she perform. At the request of the Chief Executive Officer (if other than the Chairman of the Board), the Chairman of the Board may, in the case of the Chief Executive Officer's absence or inability to act, temporarily act in his place. In the case of death of the Chief Executive Officer or in the case of his absence or inability to act without having designated the Chairman of the Board to act temporarily in his place, the Chairman of the Board shall perform the duties of the Chief Executive Officer, unless the Board of Directors, by resolution, provides otherwise. If the Chairman of the Board shall be unable to act in place of the Chief Executive Officer, the Chief Financial Officer or the Chief Operating Officer may exercise such powers and perform such duties as provided below.

Section 3. Chief Executive Officer. Subject to the provisions of these Bylaws and to the direction of the Board of Directors, the Chief Executive Officer shall perform all duties and have all powers which are commonly incident to the office of chief executive or which are delegated to him or her by the Board of Directors. He or she shall have power to sign all stock certificates, contracts and other instruments of the Corporation that are authorized and shall have general supervision and direction of all of the other officers, employees and agents of the Corporation.

Section 4. President. Subject to the provisions of these Bylaws and to the direction of the Board of Directors, the President shall perform all duties and have all powers that are commonly incident to the office of president or that are delegated to him or her by the Board of Directors.

Section 5. Chief Operating Officer. The Chief Operating Officer shall be responsible for overseeing restaurant operations and for such other responsibilities as the Board of Directors may from time to time prescribe.

Section 6. Chief Financial Officer. The Chief Financial Officer shall have the responsibility for maintaining the financial records of the Corporation. He or she shall make such disbursements of the funds of the Corporation as are authorized and shall render from time to time an account of all such transactions and of the financial condition of the Corporation. The Chief Financial Officer shall also perform such other duties as the Board of Directors may from time to time prescribe.

Section 7. Treasurer. In addition to those responsibilities delegated to the Treasurer by the Board of Directors from time to time, the Treasurer may authenticate and sign on behalf of the Corporation any certificate representing any debt or equity security issued by the Corporation.

Section 8. Secretary. The Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the shareholders and the Board of Directors. He or she shall have charge of the corporate books and shall perform such other duties as the Board of Directors may from time to time prescribe.

Section 9. Vice Presidents. Vice Presidents, if any, shall be elected and shall have such powers and perform such duties, respectively, as the Board of Directors may from time to time prescribe.

Section 10. Assistant Treasurers and Assistant Secretaries. Assistant Treasurers and Assistant Secretaries, if any, shall be elected and shall have such powers and perform such duties, respectively, as the Board of Directors may from time to time prescribe.

Section 11. Delegation Of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

Section 12. Resignation. Any officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chairman of the Board or the Chief Executive Officer. The acceptance of a resignation shall not be necessary to make it effective.

Section 13. Removal. Any officer of the Corporation may be removed at any time, with or without cause, by the Board of Directors. Nothing herein shall limit the power of any officer to discharge any subordinate.

Section 14. Delegation of Duties. Whenever an officer is absent, or whenever, for any reason, the Board of Directors may deem it desirable, the Board may delegate the powers and duties of an officer or officers or to any director or directors.

Section 15. Officers' Bonds or Other Security. If required by the Board of Directors, any officer of the Corporation shall give a bond or other security for the faithful performance of his duties, in such amount and with such surety as the Board of Directors may require.

Section 16. Compensation. The compensation of the officers of the Corporation for their services as such shall be fixed from time to time by the Board of Directors. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he is also a director of the Corporation.

ARTICLE VI—EXECUTION OF CORPORATE INSTRUMENTS, AND VOTING
OF SECURITIES OWNED BY THE CORPORATION

Section 1. Execution of Corporate Instruments. The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute any corporate instrument or document, or to sign the corporate name without limitation, except where otherwise provided by law, and such execution or signature shall be binding upon the Corporation.

Unless otherwise specifically determined by the Board of Directors or otherwise required by law, formal contracts of the Corporation, promissory notes, deeds of trust, mortgages and other evidences of indebtedness of the Corporation, and other corporate instruments or documents requiring the corporate seal, and certificates of shares of stock owned by the Corporation, shall be executed, signed or endorsed by the Chairman of the Board (if there be such an officer appointed) or by the Chief Executive Officer; in the alternative, such documents may be executed by the Chief Financial Officer or the Chief Operating Officer and countersigned or attested by the Secretary or Treasurer or any Assistant Secretary or Assistant Treasurer. All other instruments and documents requiring the corporate signature, but not requiring the corporate seal, may be executed as aforementioned or in such other manner as may be directed by the Board of Directors.

All checks and drafts drawn on banks or other depositaries on funds to the credit of the Corporation, or in special accounts of the Corporation, shall be signed by such person or persons as the Board of Directors shall authorize so to do.

Section 2. Voting of Securities Owned by Corporation. All stock and other securities of other corporations owned or held by the Corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board of Directors or, in the absence of such authorization, by the Chairman of the Board (if there be such an officer appointed), or by the Chief Executive Officer (if there be such an officer), or by the Chief Financial Officer (if there be such an officer) or the Chief Operating Officer (if there be such an officer).

ARTICLE VII—STOCK

Section 1. Certificates of Stock. Each shareholder shall be entitled to a certificate signed by, or in the name of the Corporation by, the Chief Executive Officer, the Chief Financial Officer or the Chief Operating Officer, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, certifying the number of shares owned by him or her. Any or all of the signatures on the certificate may be by facsimile.

Section 2. Transfers of Stock. Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 4 of Article VII of these Bylaws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefore. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

Section 3. Record Date. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than 60 nor less than ten days before the date of any meeting of shareholders, nor more than 60 days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the Board of Directors, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto.

A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 4. Lost, Stolen or Destroyed Certificates. In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may in their discretion establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

Section 5. Regulations. The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

Section 6. Registered Shareholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner and to hold liable for calls and assessments a person registered on its books as the owner of shares and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Colorado.

Section 7. Dividends. Subject to the provisions of the Articles of Incorporation, the Board of Directors may, out of funds legally available therefore at any regular or special meeting, declare dividends upon the capital stock of the Corporation as and when they deem expedient. Dividends may be paid in cash, in property, or in shares of the capital stock of the Corporation; and in the case of a dividend paid in shares of theretofore unissued capital stock of the Corporation, the Board of Directors shall, by resolution, direct that there be designated as capital in respect of such shares an amount not less than the aggregate par value of such shares and, in the case of shares without par value, such amount as shall be fixed by the Board of Directors. Before declaring any dividend, there may be set apart out of any funds of the Corporation available for dividends, such sum or sums as the directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for such other purposes as the directors shall deem conducive to the interests of the Corporation.

ARTICLE VIII—NOTICES

Section 1. Notices. Except as otherwise specifically provided herein or required by law, all notices required to be given to any shareholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, or by sending such notice by prepaid telegram or mailgram. Any such notice shall be addressed to such shareholder, director, officer, employee or agent at his or her last known address as the same appears on the books of the Corporation. The time when such notice is received, if hand delivered, or dispatched, if delivered through the malls or by telegram or mailgram shall be the time of the giving of the notice.

Section 2. Waivers. A written waiver of any notice, signed by a shareholder, director, officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such shareholder, director, officer, employee or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.

ARTICLE IX—MISCELLANEOUS

Section 1. Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

Section 2. Corporate Seal. The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

Section 3. Reliance upon Books, Reports and Records. Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters that such director or committee member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 4. Fiscal Year. The fiscal year of the Corporation shall be as fixed by the Board of Directors.

Section 5. Time Periods. In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

Section 6. Ratification by Stockholders. Any contract, transaction, or act of the Corporation or of the directors or of any committee which shall be ratified by the holders of a majority of the voting power of the outstanding shares of capital stock present in person or by proxy and voting at any annual meeting or at any special meeting called for such purpose, shall, insofar as permitted by law or under the provisions of the Articles of Incorporation of the Corporation or these Bylaws, be as valid and binding as though ratified by every shareholder of the Corporation.

Section 7. Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction or solely because his or her or their votes are counted for such purpose if:

(a)   the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though less than a quorum; or

(b)   the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

(c)   the contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the Board of Directors, a committee thereof, or the shareholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes the contract or transaction.

ARTICLE X—INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Colorado Business Statutes, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, liens, amounts paid or to be paid in settlement and excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors.

The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses (including attorney's fees) incurred in defending any such proceeding in advance of its final disposition provided, however, that, if the Colorado Business Statutes requires, the payment of such expenses incurred by a director or officer in his or her capacity as such in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such director or officer is not entitled to be indemnified under this Section or otherwise (an "undertaking"); and provided, further, that such advancement of expenses incurred by any person other than a director or officer shall be made only upon the delivery of an undertaking to the foregoing effect and may be subject to such other conditions as the Board may deem advisable.

Section 2. Right of Claimant to Bring Suit. If a claim under Section 1 of this Article is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such suit. It shall be a defense to any such suit (other than a suit brought to enforce a right to advancement of expenses where the required undertaking has been tendered to the Corporation) that the claimant has not met the applicable standard of conduct set forth in the Colorado Business Statutes, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Colorado Business Statutes, nor an actual determination by the Corporation (including its Board, independent legal counsel or its shareholders) that the claimant has not met such standard, shall be a defense to the suit or create a presumption that the claimant has not met the applicable standard of conduct.

Section 3. Non-Exclusivity of Rights; Accrued Rights. The right to indemnification and advancement of expenses conferred in Section 1 of this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, Bylaws, agreement, vote of shareholders or disinterested directors or otherwise. Such rights shall be contract rights, shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators. Any repeal or modification of this Article shall not adversely affect any right hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

Section 4. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Colorado Business Statutes.

Section 5. Other Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee not within the provisions of Section 1 of this Article or to any agent of the Corporation, subject to such conditions as the Board may deem advisable.

Section 6. Savings Clause. If this Article X or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each person entitled to indemnification under Section 1 of this Article as to all expense, liability, and loss (including attorney's fees, judgments, fines, ERISA excise taxes, penalties and amounts to be paid in settlement) actually and reasonably incurred or suffered by such person and for which indemnification is available to such person pursuant to this Article X to the fullest extent permitted by any applicable portion of this Article X that shall not have been invalidated and to the fullest extent permitted by applicable law.

ARTICLE XI—AMENDMENTS

In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized and empowered to adopt, amend and repeal the Bylaws by a majority vote at any regular or special meeting of the Board of Directors or by written consent. The shareholders of the Corporation may not adopt, amend or repeal any Bylaw, and no provision inconsistent therewith shall be adopted by the shareholders, unless such action is approved by the affirmative vote of the holders of not less than 66 2/3% of the voting power of the outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.